EXHIBIT 24.1


                               POWER OF ATTORNEY

     Each of the undersigned directors and officers of AOL Time Warner Inc. hereby severally constitutes and appoints Stephen M. Case, Gerald M. Levin, Paul T. Cappuccio, J. Michael Kelly, John A. LaBarca, James W. Barge, Brenda
C. Karickhoff, Thomas W. McEnerney and Raymond G. Murphy, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign one or more registration statements on Form S-3 relating to debt obligations, preferred stock, series common stock, common stock and warrants (the "Securities") of AOL Time Warner Inc. and any amendments thereto (including any post-effective amendments) and any subsequent registration statement filed by AOL Time Warner Inc. pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

    Signatures                      Title                       Date
    ----------                      -----                       ----


/s/ GERALD M. LEVIN
---------------------------   Chief Executive Officer     January 19, 2001
(Gerald M. Levin)             and Director (principal
                              executive officer)


/s/ J. MICHAEL KELLY
---------------------------   Executive Vice President    January 19, 2001
(J. Michael Kelly)            and Chief Financial Officer
                              (principal financial
                              officer)


/s/ JAMES W. BARGE
---------------------------   Vice President and          January 19, 2001
(James W. Barge)              Controller (controller
                              or principal accounting
                              officer)


/s/ STEPHEN M. CASE
---------------------------   Chairman of the Board       January 19, 2001
(Stephen M. Case)


/s/ RICHARD D. PARSONS
---------------------------   Co-Chief Operating Officer  January 19, 2001
(Richard D. Parsons)          and Director


/s/ ROBERT W. PITTMAN
---------------------------   Co-Chief Operating Officer  January 19, 2001
(Robert W. Pittman)           Director


/s/ R. E. TURNER
---------------------------   Vice Chairman of the Board  January 19, 2001
(R. E. Turner)                and Senior Advisor


/s/ KENNETH J. NOVACK
---------------------------   Vice Chairman of the Board  January 19, 2001
(Kenneth J. Novack)


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      Signatures                       Title                      Date


/s/ DANIEL F. AKERSON
---------------------------   Director                    January 19, 2001
(Daniel F. Akerson)


/s/ JAMES L. BARKSDALE
---------------------------   Director                    January 19, 2001
(James L. Barksdale)


/s/ STEPHEN F. BOLLENBACH
---------------------------   Director                    January 19, 2001
(Stephen F. Bollenbach)


/s/ FRANK J. CAUFIELD
---------------------------   Director                    January 19, 2001
(Frank J. Caufield)


/s/ MILES R. GILBURNE
---------------------------   Director                    January 19, 2001
(Miles R. Gilburne)


/s/ CARLA A. HILLS
---------------------------   Director                    January 19, 2001
(Carla A. Hills)


/s/ REUBEN MARK
---------------------------   Director                    January 19, 2001
(Reuben Mark)


/s/ MICHAEL A. MILES
---------------------------   Director                    January 19, 2001
(Michael A. Miles)


/s/ FRANKLIN D. RAINES
---------------------------   Director                    January 19, 2001
(Franklin D. Raines)


/s/ FRANCIS T. VINCENT, JR.
---------------------------   Director                    January 19, 2001
(Francis T. Vincent, Jr.)